                                                                Exhibit 99.1

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                                FINANCIAL REPORT

                                DECEMBER 31, 2004

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm            1

Statements of Net Assets Available for Benefits                    2

Statement of Changes in Net Assets Available for Benefits          3

Notes to Financial Statements                                    4 - 7

Schedule of Assets (Held at End of Year)                           8

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Home Properties, Inc. 401(k)
Administrative Committee and Participants
of the Home Properties Retirement Savings Plan

We have audited the accompanying statements of net assets available for benefits of Home Properties Retirement Savings Plan as of December 31, 2004 and 2003, and
the related  statement of changes in net assets  available  for benefits for the year ended December 31, 2004. These financial  statements are the responsibility of the Plan's  management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing  standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the financial  statements  are free of  material  misstatement.  An  audit  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  financial  statements.  An audit also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management,  as well as evaluating the overall  financial  statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the net assets available for benefits of Home Properties
Retirement Savings Plan as of December 31, 2004 and 2003, and the changes in net assets  available  for  benefits  for the  year  ended  December  31,  2004,  in conformity with U.S. generally accepted accounting principles.

Our  audits  were  made for the  purpose  of  forming  an  opinion  on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of  December  31,  2004,  is  presented  for the  purpose  of additional  analysis  and  is  not  a  required  part  of  the  basic  financial statements,  but is  supplementary  information  required  by the United  States
Department of Labor Rules and Regulations for Reporting and Disclosure under the
Employee  Retirement Income Security Act of 1974. This supplemental  schedule is the responsibility of the Plan's management.  The supplemental schedule has been subjected  to the  auditing  procedures  applied  in  the  audits  of the  basic financial  statements  and, in our  opinion,  is fairly  stated in all  material respects in relation to the basic financial statements taken as a whole.

Respectfully Submitted,

/s/ Insero, Kasperski, Ciaccia and Co., P.C.
Insero, Kasperski, Ciaccia and Co., P.C.
Certified Public Accountants

Rochester, New York
May 11, 2005

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 2004 AND 2003

ASSETS                                             2004                  2003

Investments at Fair Value
     Cash                                   $          82,925     $         155,762
     Money Market Funds                                38,683                45,992
     Common Stock                                   2,196,913             2,104,319
     Mutual Funds                                  10,986,538             8,949,800
     Common/Collective Trust                        2,769,882             2,515,080
     Participant Notes                                590,805               600,469
                                            -----------------    ------------------

Total Investments at Fair Value                    16,665,746            14,371,422

Receivables
     Employer Contributions                           759,731               911,609
                                            -----------------    ------------------

Total Assets                                       17,425,477            15,283,031
                                            -----------------    ------------------

LIABILITIES

Employee Excess Contributions Payable                  22,456                     -
                                            -----------------    ------------------

Net Assets Available for Benefits           $      17,403,021    $       15,283,031
                                            =================    ==================

See Notes to Financial Statements.

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

Additions to Net Assets Attributed to:
     Interest and Dividends                               $         160,947
     Net Appreciation in Fair Value of Investments                1,500,359
                                                          -----------------

                                                                  1,661,306
                                                          -----------------

Contributions
     Employer                                                       765,582
     Participant                                                  1,996,644
     Rollover                                                        95,221
                                                          -----------------

                                                                  2,857,447
                                                          -----------------

Total Additions                                                   4,518,753
                                                          -----------------

Deductions from Net Assets Attributed to:
     Benefits Paid to Participants                                2,398,763
                                                          -----------------

Net Increase                                                      2,119,990

Net Assets Available for Benefits - Beginning                    15,283,031
                                                          -----------------

Net Assets Available for Benefits - Ending                $      17,403,021
                                                          =================

See Notes to Financial Statements.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

Note 1        Description of Plan
               The  following  description  of the  Home  Properties  Retirement
               Savings  Plan (the  Plan) is  provided  for  general  information purposes only. Participants should refer to the Plan document, as
               amended,   for  a  more  complete   description   of  the  Plan's
               provisions.

              General
               The Plan is a defined contribution plan covering all employees of
               Home Properties, Inc. (the Company) who have attained age 21. The
               Plan is  subject to the  provisions  of the  Employee  Retirement
               Income Security Act of 1974 (ERISA).

               National Bank of Geneva acts as the Trustee of the Plan. Fidelity
               Investment  serves as the custodian and Burke Group serves as the third party administrator for the Plan.

              Contributions
               Each year, participants may contribute up to 50 percent of pretax annual  compensation and separate  elective  deferrals out of any
               bonus,   up  to  100%  of  each  bonus,   subject  to   statutory
               limitations,  as  defined  in the  Plan.  Participants  may  also
               contribute   amounts   representing   distributions   from  other
               qualified   defined  benefit  or  defined   contribution   plans.
               Participants  direct the investment of their  contributions  into various  investment  options  offered  by the Plan.  The  Company contributes 75% of salary-reduction contributions up to a maximum of 3% of  participant  compensation.  Additional  profit  sharing amounts may be contributed  at the option of the Company's  board of directors. Contributions are subject to certain limitations.

              Participant Accounts
               A separate  account is maintained  for each of the  participants.
               Each participant's account is credited with an allocation of: (1)
               his or her contributions,  (2) the Company's  contributions,  and
               (3) the Plan  earnings.  Allocations  are  based  on  participant earnings or account  balances,  as defined in the Plan  document.
               The  benefit to which a  participant  is  entitled is the benefit that can be provided from the participant's vested account.

              Vesting
               Participants are immediately  vested in their  contributions plus actual  earnings  thereon.  The Plan  provides for vesting in the employer  contribution  account of 20% after one year,  40% after two years,  60% after three years, 80% after four years, and 100%
               after five years of service.

              Participant Loans
               Participants  may borrow from their  accounts a minimum of $1,000 to a  maximum  equal to the  lessor  of  $50,000  or 50% of their vested account balance.  Loan terms range from one to five years, or longer for the purchase of a primary residence.  The loans are collateralized  by the balance in the  participant's  account and bear  interest at the prime rate plus one percent  (1%) in effect on the first day of the month in which the loan is made. Interest rates range from 5.00% to 10.5% and will mature  between  January
               2005  and  November  2014  for  the  current  outstanding  notes.
               Principal  and  interest  is  paid  ratably   through  weekly  or
               semi-monthly payroll deductions.

Note 1        Description of Plan - Continued

              Payment of Benefits
               The Plan  provides for normal  retirement  benefits upon reaching age 65 and  has  provisions  for  early  retirement,  disability, death,  hardship and termination  benefits for those participants who are eligible to receive such benefits.

              Upon termination of service, a participant may elect to receive:

               (1) A lump sum amount  equal to the value of his or her  account,
               or

               (2)  Annual  installments  over a period  of time  not to  exceed participant's life expectancy.

              Forfeitures
               In accordance  with the Plan document,  forfeitures of non-vested employer  contributions  are  used to pay plan  expenses  then to reduce future  employer  contributions.  At December 31, 2004 and
               2003, forfeited non-vested accounts totaled approximately $84,000 and $49,000, respectively.

              Administrative Expenses
               The Plan  allows for  payment of  administrative  expenses by the
               Company.

Note 2        Significant Accounting Policies

              Basis of Accounting
               The accompanying  financial  statements have been prepared on the accrual basis of accounting.

              Plan Estimates
               The  preparation  of  financial  statements  in  conformity  with accounting  principles generally accepted in the United States of
               America  requires  management to make  estimates and  assumptions that affect the reported  amounts of assets and  liabilities  and disclosures of contingent  assets and  liabilities at the date of the  financial  statements  and revenues and expenses  during the
               reporting   period.   Actual  results  could  differ  from  those
               estimates.

              Investment Valuation and Income Recognition
               The Plan's  investments are stated at fair value.  Investments in marketable  equity securities are reported at fair value based on quoted market prices.  Shares of registered  investment companies are  reported at fair value based on the quoted  market  price of the fund which  represents  the net asset value of shares held by the fund at year-end.  Shares held in a  common/collective  trust fund are  reported at fair value based on the unit prices  quoted by the  fund,  representing  the  fair  value  of the  underlying investment. Participant notes receivable are valued at cost which approximates fair value.

               Purchases   and   sales  of   securities   are   recorded   on  a
               settlement-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Note 2        Significant Accounting Policies - Continued

              Investment Valuation and Income Recognition - Continued
               The Plan provides for investments which, in general,  are exposed to  various  risks,  such as  interest  rate,  credit  and market volatility.  Due to the  level of risk  associated  with  certain investment securities,  it is reasonably possible that changes in the values of investment  securities  will occur in the near term and such changes could materially  affect the amounts reported in the  Statements  of Net Assets  Available  for  Benefits  and the
               Statement of Changes in Net Assets Available for Benefits.

              Payment of Benefits
               Benefits are recorded when paid.

Note 3        Investments
               The following  presents  investments  that represent 5 percent or more of the Plan's net assets:

                                                                                December 31,

                                                                         2004                  2003

               Home Properties, Inc.                           $       2,196,913     $       2,104,319
               Vanguard Index Trust S and P 500 Portfolio      $       2,548,620     $       1,955,173
               Vanguard Small Cap Index Fund                   $       1,466,656     $       1,031,540
               Exeter Pro-Blend Moderate Term                  $       1,535,149     $       1,379,376
               Exeter Pro-Blend Extended Term                  $       2,730,818     $       2,447,893
               Exeter Pro-Blend Maximum Term                   $       2,344,069     $       1,884,752
               Federated Capital Preservation Fund             $       2,769,882     $       2,515,080

               During 2004, the Plan's investments (including investments bought and sold, as well as held during the year)  appreciated  in value as follows:

                  Common Stock              $         117,846
                                            -----------------
                  Mutual Funds                      1,382,513

                                            $       1,500,359
                                            =================

Note 4        Party-In-Interest Transactions
               Certain  Plan  investments  are  shares of  common  stock of Home
               Properties,  Inc., the Plan Sponsor.  Therefore,  this investment qualifies as a  party-in-interest.  The common stock is valued at its quoted market price.

Note 5        Plan Termination
               Although the Company has not  expressed  any intent to do so, the
               Company has the right under the Plan to discontinue contributions at any time and to terminate  the Plan subject to the  provisions of ERISA.  In the event of Plan  termination,  participants  will become 100% vested in their  accounts  and all of the Plan assets would be distributed to participants.

Note 6        Tax Status
               The  Plan  adopted  a  standardized  form  of  a  prototype  plan sponsored by the Burke Group.  The prototype plan has received an opinion  letter  from  the  Internal  Revenue  Service  as to the prototype plan's qualified  status;  dated January 1993. The Plan has  been  amended  since  receiving  the  determination  letter.
               However,  the  plan  administrator  and the  plan's  tax  counsel believe that the Plan is currently designed and being operated in compliance  with  the  applicable  requirements  of the  Internal
               Revenue Code.  Management believes that the Plan is qualified and the related trust is  tax-exempt  as of the  financial  statement date.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                    SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                DECEMBER 31, 2004

            Identity of Issue/                                   Current
         Description of Investment                                Value

     Cash                                                  $          82,925
                                                           -----------------

     Money Market Funds
         Spartan Money Market                                         38,683
                                                           -----------------

     Common Stock
        *Home Properties, Inc.                                     2,196,913
                                                           -----------------

     Mutual Funds
         Vanguard Small Cap Index Fund                             1,466,656
         Vanguard Index Trust S and P 500 Portfolio                2,548,620
         Vanguard Bond Index Fund                                    361,226
         Exeter Pro-Blend Moderate Term                            1,535,149
         Exeter Pro-Blend Extended Term                            2,730,818
         Exeter Pro-Blend Maximum Term                             2,344,069
                                                           -----------------

     Total Interest in Mutual Funds                               10,986,538
                                                           -----------------

     Common/Collective Trust
         Federated Capital Preservation Fund                       2,769,882
                                                           -----------------

     Participant Loans
        *Participant Notes                                           590,805
                                                           -----------------

                                                           $      16,665,746
                                                           =================
*Denotes Party in Interest